EXHIBIT 16.1

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado 80014

Telephone (303)306-1967

Fax (303)306-1944

February 17, 2014

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549-7561

Re: Affordable Green Homes International, Inc.

SEC File No. 0-52950

On November 30, 2013 my appointment as auditor for Affordable Green Homes International ceased. I have read Affordable Green Home International, Inc.’s statements included under Item 4.01 of its Form 8-K dated November 30, 2013 which was amended on February 17, 2014 and agree with such statements, insofar as they apply to me.

Very truly yours,

Ronald R. Chadwick, P.C.
Ronald R. Chadwick, P.C.
Certified Public Accountant